UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 15, 2019

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Main Street

Suite 100

Buda, Texas 78610

(Address of principal executive offices) (Zip Code)

512-772-4245

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 17, 2019 the Board of Directors ratified the appointment of Mr. James Sullivan as the Chief Financial Officer of the Company with an effective date of April 15, 2019. Mr. Sullivan will work on a half time basis for the first ninety (90) days or less from Employee’s home office

Mr. Sullivan is seasoned private and public-company CFO with experience in hardware, software, telephony and cloud-services businesses. He has strong technical and financial background with expertise in public company compliance, public and private company capital raising, M&A, investor relations, SEC and regulatory requirements, and active participation in operational and international areas. His professional experience includes: Hands-on experience working in public and private companies with start-up environments, building successful, cooperative and referenceable relationships with customers, investors, financial analysts, Nasdaq staff, investment bankers, auditors and other vendors and he has presented at financial conferences and participated in panels.

Mr. Sullivan has a Bachelor of Science (1990), Accounting - New York University, Stern School of Business and is a Certified Public Accountant - CA (active) & NY (inactive). He is also a member of the CA Society of CPAs and Financial Executives International (FEI)

There are no transactions involving the newly appointed Chief Financial Officer that are reportable under Item 404(a) of Regulation S-K for the purposes of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.35 Employment Agreement James W. Sullivan

Press Release

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Cipherloc Corporation

Date: April 17, 2019	By:	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer) and Director